UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza

100 Commercial Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(i) Settlement Agreement and Mutual Release.  On  December 3, 2013, the Company entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Cloud “Bud” Cray, Jr., Karen Seaberg and Thomas M. Cray (collectively, the “Cray Group”) and Timothy Newkirk, the Company’s Chief Executive Officer (the “CEO”) and all other members of the Board of Directors.  The Settlement Agreement resolved certain issues surrounding the proxy contest launched by the Cray Group in connection with the 2013 Annual Meeting of the Company’s Stockholders (the “Annual Meeting”) and various lawsuits involving the Company, the Cray Group and Timothy Newkirk.  Cloud “Bud” Cray, Jr. and Karen Seaberg are on the Company’s Board of Directors.  The Settlement Agreement was approved by the Company’s Board of Directors.

In connection with the Settlement Agreement, Tim Newkirk was terminated without cause as the Company’s CEO effective December 3, 2013.  Effective December 3, 2013, Mr. Newkirk resigned from the Company’s Board of Directors and subsidiary boards as contemplated by the Settlement Agreement.

As described in the Settlement Agreement, on December 3, 2013, the parties to the Settlement Agreement have entered into a Voting Agreement with respect to shares of the Company’s preferred stock beneficially owned by the Cray Group.  Pursuant to the Voting Agreement and subject to the terms and conditions therein, the Board seat vacancy resulting from Mr. Newkirk’s resignation will be filled by the new CEO to be hired in the CEO search.  Furthermore, assuming that the Cray Group’s precatory proposal to be presented at the Annual Meeting calling for the Board to destagger the Board of Directors is successful, the Board of Directors has agreed, in the Voting Agreement and on the terms and subject to the conditions therein, to vote in favor of an amendment to the Company’s articles of incorporation to destagger the Board and has agreed to submit such amendment to shareholders for approval at the 2014 Annual Meeting of Stockholders of the Company.

The Settlement Agreement includes certain changes to the composition of Board Committees. Assuming her election at the Annual Meeting, Ms. Jeannine Strandjord, a Cray Group’s director-nominee, will be elected by the Board to be the Chair of the Audit Committee at the first meeting of the Board following the Annual Meeting.  Assuming his election at the Annual Meeting, Mr. John P. Bridendall, a Cray Group’s director-nominee, will be elected by the Board to be a member of the Audit Committee.  Following the Annual Meeting and assuming the elections of Ms. Strandjord and Mr. Bridendall and the re-election of Mr. Bud Cray, Ms. Strandjord, Mr. Bud Cray and Mr. Bridendall will be elected to be members of the Nominating and Governance Committee.  Following the Annual Meeting and assuming their election, Ms. Strandjord and Mr. Bridendall will become members of the Human Resources and Compensation Committee.

Pursuant to the Settlement Agreement, the Cray Group will continue to hold proxies for the election of directors, governance proposals and the say-on-pay advisory vote reflected in its proxy statement and proxy card.  The Company and the Cray Group have agreed not to engage, directly or indirectly, in further solicitation efforts in connection with the Annual Meeting, except to the extent required by law or NASDAQ rules and not to propose or present any additional proposals at the Annual Meeting.  The agenda and rules for the Annual Meeting will be mutually agreed upon by the Company and the Cray Group.

Pursuant to the Settlement Agreement, the Company will not sell any of its assets, will not make any acquisitions of other companies or assets and will not enter into any joint venture relationships of a material nature or outside of the ordinary course of business in the next 12 months without the approval of at least six members of the Board of Directors.

The Company agreed to reimburse, within ten business days of presentment, the members of the Cray Group for all reasonable legal fees and out-of-pocket costs and expenses incurred in connection with the matters related to the Annual Meeting, up to an aggregate maximum cap of $1,775,000.

The parties to the Settlement Agreement have agreed to reasonably cooperate to establish a non-retaliation policy provision that no party will seek to punish employees who sided or voted against them in the proxy contest or related matters.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is incorporated by reference hereto.

A copy of the Voting Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.2.  The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is incorporated by reference hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 3, 2013, John E. Byom withdrew his name from nomination for re-election at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”).  The Company is not presenting a replacement nominee at the Annual Meeting.

As disclosed in Item 1.01 above, the Company announced that Timothy Newkirk was terminated as CEO and President of the Company, effective December 3, 2013.  Coincident with his termination as CEO of the Company, Mr. Newkirk resigned from the Company’s Board of Directors and any subsidiary or affiliate board effective December 3, 2013.

The Board of Directors has announced its intention to elect Don Tracy, the Company’s Vice President and Chief Financial Officer, and Randy Schrick, the Company’s Vice President of Engineering, to serve as Interim Co-CEOs until a new permanent CEO is hired.  Such promotion, if any, will not be effective until after the Annual Meeting.  The Company intends to provide additional information regarding such promotion in the Form 8-K filing announcing results of the Annual Meeting.

(e)  In connection with his termination as the Company’s CEO and President, Mr. Newkirk will, pursuant to the terms of the Company’s First Amended and Restated MGP Ingredients, Inc. Short-Term Incentive Plan (“MEP Plan”) and his Employment Agreement with the Company, be paid the sum of $655,218 plus (i) an amount to satisfy the COBRA subsidy obligation, and (ii) a pro-rata payment due to Mr. Newkirk under the MEP Plan, in each case pursuant to the terms of a release of the Company.

Effective December 3, 2013, the Company entered into a Transition Services Agreement (the “Services Agreement”) with Mr. Newkirk, pursuant to which the Company retained Mr. Newkirk to provide certain transition services in connection with the engagement by the Company of a replacement for Mr. Newkirk.  The Services Agreement will terminate on June 3, 2014 or when terminated by either the Company or Mr. Newkirk, whichever is earlier.  Pursuant to the Services Agreement, Mr. Newkirk is entitled to the following compensation: (1) $100,500 on the date of the Services Agreement, (2) $100,500 on March 3, 2014, and (3) up to $45,000 in third-party expenses incurred by Mr. Newkirk in connection with the Services Agreement, termination of Mr. Newkirk’s employment with the Company and other related expenses.

A copy of the Services Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.3.  The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Services Agreement, which is incorporated by reference hereto.

Item 8.01    Other Events

On December 3, 2013, the Company issued a Press Release (the “Press Release”) announcing that the Company entered into the Settlement Agreement.  The Press Release was filed with the Securities and Exchange Commission on December 3, 2013 as definitive additional materials under the form code DEFA 14A and is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1                        Settlement Agreement and Mutual Release between MGP Ingredients, Inc. Karen Seaberg, Cloud L. Cray, Jr., Thomas M. Cray and all other members of the Board of Directors, dated December 3, 2013.

10.2                        Voting Agreement between MGP Ingredients, Inc., Karen Seaberg, Cloud L. Cray, Jr, Thomas M. Cray and certain directors of MGP Ingredients, Inc., dated December 3, 2013.

10.3                        Transition Services Agreement, between MGP Ingredients, Inc. and Timothy W. Newkirk, dated December 3, 2013.

99.1                        Press Release dated December 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: December 6, 2013	By:	/s/ Donald P. Tracy
Donald P. Tracy, Chief Financial Officer